                                                                    Exhibit 99.3

CONTACT:  Bill Loughman                      Stefanie King (investors)
          Chief Financial Officer            Hill and Knowlton
          o2wireless Solutions, Inc.         (312) 255-3052
          (770) 799-3000                     sking@hillandknowlton.com
          bloughman@o2wireless.com
                                             John Kinder (media)
                                             Hill and Knowlton
                                             (312) 475-5990
                                             jkinder@hillandknowlton.com


                      O2WIRELESS SOLUTIONS ANNOUNCES RECORD
                    FOURTH QUARTER AND FULL-YEAR 2000 RESULTS

              O2WIRELESS SOLUTIONS 2000 REVENUE GROWTH EXCEEDS 180%


HIGHLIGHTS:
- Fourth quarter revenue increased 97% to $45.7 million over the prior year period, 22% sequential increase over third quarter 2000; Revenue for the twelve months of 2000 increased 189% to $140.3 million over $48.6 million in the same period of 1999;
-        Completed the acquisition of HAF Limited;
- Total number of employees at December 31, 2000 was 770, of which 86% were revenue generating, in-line with the goal of 85-90% and up from 495 at December 31, 1999
- Announced new $35 million credit facility from Wachovia Bank to fund working capital, acquisitions and other corporate uses.

ATLANTA - February 15, 2001 - o2wireless Solutions, Inc. (Nasdaq/NM: OTWO), a leading provider of outsourced network services to all sectors of the global wireless telecommunications industry, today announced its financial results for the fourth quarter and twelve months ended December 31, 2000.

FOURTH QUARTER RESULTS
Revenues in the fourth quarter were a record $45.7 million, an increase of 97% over the $23.2 million reported in the fourth quarter of 1999 and a sequential increase of 22% over the third quarter of 2000. Net income for the fourth quarter was $1.9 million, or $0.06 per diluted share, compared to net income of $310,000, or $0.03 per diluted share, in the corresponding period a year ago. Pro forma net income was $2.1 million, or $0.07 per diluted share compared to pro forma net income of $947,000, or $0.05 per diluted share reported in the same period of 1999. Pro forma net income for the quarter excludes amortization of deferred stock compensation, preferred stock dividends and accretion, goodwill amortization, and actual income tax expense or benefit and assumes an effective tax rate of 40%.

                                     -more-
o2wireless Solutions 4Q-FY 2000  earnings/Page 2

FULL-YEAR 2000 RESULTS
Revenues for the year 2000 were $140.3 million, an increase of 189% from the $48.6 million reported for the year 1999. Net loss for the year was $21.3 million, or $1.42 per diluted share compared to a net loss of $949,000, or $0.13 per diluted share in 1999. Pro forma net income was $5.3 million, or $0.20 per diluted share compared to a pro forma net loss of $59,000, or $0.00 per diluted share reported in the same period of 1999.

Pro forma net income for the year 2000 excludes an increase in the fair value of put warrants, accretion of remaining discounts from the company's subordinated notes and preferred stock, write-off of loan financing costs, goodwill amortization, preferred stock dividends and accretion, cumulative effect of change in accounting treatment for organization costs, amortization of deferred stock compensation and actual income tax expense or benefit and assuming an effective tax rate of 40%.

Michael Riley, president and chief operating officer, stated, "o2wireless is well positioned to continue to capitalize on the significant growth within the global telecommunications sector, particularly the trend towards outsourcing. Outsourcing network design and deployment allows our customers to focus on their core competencies. Thus, o2wireless provides the expertise carriers and customers need to implement new products, services and technologies that will drive market share and reduce churn."

Mr. Riley continued, "We are expanding internationally, particularly in Europe, to take advantage of the aggressive network expansion plans associated with 3G spectrum licenses and infrastructure build-out. Our recent acquisition of HAF Limited in London, England and partnerships with other European based companies are further enhancing our ability to respond to the increased demand for outsourced and end-to-end network services."

o2wireless Solutions, Inc. provides a full range of network services to all sectors of the global wireless telecommunications industry. The company's services range from business planning and design through deployment and maintenance services for telecommunications networks. o2wireless Solutions has contributed to the design and implementation of more than 50,000 communications facilities in all 50 U.S. states and in 35 countries. o2wireless Solutions provides services to a range of participants in the telecommunications industry, including wireless and broadband carriers, equipment vendors and wireless tower companies. Through program management services, the company allows customers to manage the process of planning, designing, deploying and maintaining their wireless networks.


--------------------------------------------------------------------------------

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial results and plans for future business development activities, and thus, are prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the wireless services industry, the company's ability to manage its growth effectively, the company's ability to implement acquisition strategy, fluctuations in quarterly operating results and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

                                     -more-

                            O2WIRELESS SOLUTIONS INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 Three Months Ended                  Year Ended
                                                              Dec. 31,       Dec. 31,         Dec. 31,         Dec. 31,
                                                                2000           1999             2000             1999
                                                            -------------------------------------------------------------
Revenues                                                    $ 45,689         $ 23,241         $ 140,336         $ 48,631

Operating Expenses
 Cost of Revenues                                             32,562           16,148            99,623           35,611
 Selling general and
 administrative expenses                                       9,542            4,441            27,428            9,825
 Depreciation and amortization                                 1,217              804             4,260            2,120
                                                            -------------------------------------------------------------

   Operating income (loss)                                     2,368            1,848             9,025            1,075

 Interest income/(expense)                                        51             (651)           (3,191)          (2,323)
 Increase in fair value of common
 stock put warrants                                                                             (13,681)
 Other                                                            50               (6)              142               82
                                                            -------------------------------------------------------------

 Income/(loss) before taxes and extraordinary items            2,469            1,191            (7,705)          (1,166)

 Income tax expense (benefit)                                    570              341             1,035           (1,226)

 Extraordinary items

  Loss on extinguishment of indebtedness                                          256                                256
  Amortization of remaining loan financing costs                                                  2,585
  Accretion of remaining discount
  for subordinated notes                                                                          3,792

Change in accounting treatment of organization costs                                                                 121

 Net Income/(Loss)                                             1,899              594           (15,117)            (317)

Preferred stock dividends and accretion                                          (284)           (6,148)            (632)
                                                            -------------------------------------------------------------
Net Income/(Loss) to common stockholders                    $  1,899         $    310         $ (21,265)        $   (949)
                                                            ============================================================

Net loss per common share: Basic                            $   0.07         $   0.04         $   (1.42)        $  (0.13)
                            Diluted                         $   0.06         $   0.03         $   (1.42)        $  (0.13)

Weighted-average common
 shares outstanding

Basic                                                         27,199            7,189            14,980            7,189
Diluted                                                       30,622           12,027            14,980            7,189

The following pro forma net income and per share data excludes a one time increase in the fair value of put warrants, accretion of remaining discount from the company's subordinated notes and preferred stock, a write-off of loan financing costs, goodwill amortization, preferred stock dividends, deferred stock compensation amortization and actual income tax expense or benefit and assumes an effective tax rate of 40%. The computation of diluted shares includes all common stock equivalents including the conversion of preferred stock which converted to common stock upon the closing of the initial public offering, as if the conversion occurred at the beginning of the period

Pro forma net income/(loss)                          $ 2,050        $   947        $ 5,273        ($    59)

Pro forma net income/(loss) per diluted share        $  0.07        $  0.05        $  0.20        ($  0.00)

Shares used in computing net income/(loss)
per diluted share                                     30,622         20,367         26,873          15,297


Certain amounts in 1999 financial data have been reclassified to conform to the 2000 presentation

                            O2WIRELESS SOLUTIONS INC.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                                                                     Dec. 31,     Dec. 31,
                                                                                                      2000          1999
                                                                                                    ----------------------
ASSETS
Current assets:
 Cash                                                                                                $12,191        $2,509
 Accounts Receivable                                                                                  51,022        19,879
 Costs and estimated earnings in excess of billings                                                   14,137         5,704
 Inventory                                                                                             2,904         1,081
 Other Current Assets                                                                                  1,215           863
                                                                                                    ----------------------

Total Current Assets                                                                                  81,469        30,036

Property and equipment, net                                                                            4,994         5,002
Other assets, net                                                                                     29,843        24,435

                                                                                                    ----------------------
Total assets                                                                                        $116,306       $59,473
                                                                                                    ======================

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY(DEFICIT)

Current Liabilities
 Account Payable and accrued expenses                                                                $30,803       $11,534
 Billings in excess of cost and estimated earnings                                                     3,748           920
 Notes payable and earnout                                                                             2,472         4,500
 Other indebtedness - current                                                                            296         1,073
                                                                                                    ----------------------

Total current liabilities                                                                             37,319        18,027
Notes payable                                                                                          4,915           767
Other long term indebtedness                                                                                        23,692
Common stock put warrants                                                                                            9,031

                                                                                                    ----------------------
Total Liabilities                                                                                     42,234        51,517
                                                                                                    ----------------------

Redeemable Preferred Stock                                                                                          10,960

Stockholders' equity (deficit)                                                                        74,072        (3,004)

                                                                                                    ----------------------
Total Liabilities, redeemable preferred stock and stockholder's equity/(deficit)                    $116,306       $59,473
                                                                                                    ======================